Exhibit 4.3
WILLIAMS SCOTSMAN, INC.
as Issuer
and
THE GUARANTORS PARTY HERETO
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7.375% SENIOR SECURED NOTES DUE 2031
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FIRST SUPPLEMENTAL INDENTURE
DATED AS OF MARCH 24, 2025
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DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee and Collateral Agent

This FIRST SUPPLEMENTAL INDENTURE, dated as of March 24, 2025 (this “Supplemental Indenture”), is by and among Williams Scotsman, Inc., a Maryland corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).
RECITALS
WHEREAS, the Company, certain guarantors party thereto, the Trustee and the Collateral Agent entered into an Indenture, dated as of September 25, 2023 (the “Indenture”), providing for the issuance of $500,000,000 in principal amount of the Company’s 7.375% Senior Secured Notes due 2031 (the “Notes”);
WHEREAS, Section 9.2 of the Indenture provides that any amendment or supplement to, or waiver of, the provisions of the Notes Documents that has the effect of releasing all or substantially all of the Collateral from the Notes Liens securing the Notes (other than upon the occurrence of the Collateral Fall-Away Event), except in accordance with the terms of the Indenture, requires the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes;
WHEREAS, the Company issued a Consent Solicitation Statement, dated March 12, 2025, as amended on March 17, 2025 (as so amended, the “Consent Solicitation Statement”), pursuant to which the Company has solicited the consent of Holders of the outstanding Notes to certain amendments to the Indenture (the “Amendments”) as described in the Consent Solicitation Statement and as set forth in Section 2 of this Supplemental Indenture;
WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes to the Amendments;
WHEREAS, the Company desires to enter into, and has requested the Trustee and the Collateral Agent to join with the Company and the Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture to give effect to the Amendments as permitted by Section 9.2 of the Indenture; and
WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree as follows:
Section 1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
Section 2.    Amendments to the Indenture. Effective upon the date hereof, Section 10.4(d) of the Indenture shall be amended and restated in full as follows:

“(d)    If on any date following the Issue Date,
(i)no Default or Event of Default has occurred and is continuing under this Indenture,
(ii)other than (x) Permitted Liens securing Second Lien Obligations or Junior Lien Obligations, taken as a whole, not exceeding an aggregate principal amount of $100.0 million on any such date (which basket shall be determined or tested giving pro forma effect to any collateral release provisions included in such Second Lien Obligations or Junior Lien Obligations that would apply upon the substantially concurrent refinancing, repayment, replacing, supplementing or otherwise restructuring of all or any portion of such Debt, which for the avoidance of doubt shall allow the concurrent release of the Collateral with respect to any such Debt being refinanced, replaced, supplemented or otherwise restructured) and (y) Liens securing First Lien Obligations, there are no Liens outstanding on the Collateral, whether as a result of any such other Obligations having been repaid in full or otherwise satisfied or discharged or as a result of such Liens being released in accordance with definitive documentation governing such other Obligations, and
(iii)the Company has delivered, or caused to be delivered, to the Trustee and Collateral Agent an Officer’s Certificate and opinion of counsel, each certifying to the occurrence of the events in clauses (i) and (ii) above, then all Collateral securing the Notes shall be released in accordance with the terms set forth in this Indenture and the Security Documents (the occurrence of the events in clauses (i), (ii) and (iii) is collectively referred to as the “Collateral Fall-Away Event”). For the avoidance of doubt, clause (ii)(x) of this Section 10.4(d) shall be interpreted such that if the Company redeems the June 2020 Notes and the August 2020 Notes and only has Second Lien Obligations or Junior Lien Obligations outstanding that include collateral fall-away event provisions analogous to this provision, then all Collateral securing the Notes shall be released in accordance with the terms set forth in the Indenture and the Security Documents.”
Section 3.    Supplemental Indentures Part of Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 4.    Effectiveness. This Supplemental Indenture shall be effective as of the date hereof.
Section 5.    Ratification of Indenture. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture. Every Holder of the Notes heretofore authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. In the case of a conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control (absent a manifest error).

Section 6.    Trustee and Collateral Agent. The Trustee and Collateral Agent accept the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Collateral Agent. Without limiting the generality of the foregoing, the Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee and Collateral Agent make no representation with respect to any such matters.
Section 7.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 8.    Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
Section 9.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., “pdf”, “docusign” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
Section 10.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
WILLIAMS SCOTSMAN, INC.

By: /s/ Matthew T. Jacobsen
Name: Matthew T. Jacobsen
Title: EVP – Chief Financial Officer

GUARANTORS:
WILLIAMS SCOTSMAN HOLDINGS CORP.

By: /s/ Matthew T. Jacobsen
Name: Matthew T. Jacobsen
Title: EVP – Chief Financial Officer

WILLSCOT EQUIPMENT II, LLC

By: /s/ Matthew T. Jacobsen
Name: Matthew T. Jacobsen
Title: EVP – Chief Financial Officer

ELITE MODULAR LEASING AND SALES, INC.

By: /s/ Matthew T. Jacobsen
Name: Matthew T. Jacobsen
Title: EVP – Chief Financial Officer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President
By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President

[Signature Page to Supplemental Indenture]